EXHIBIT 5

                           GOODMAN PHILLIPS & VINEBERG
                            SOCIETE EN NOM COLLECTIF
                             BARRISTERS & SOLICITORS

    1501 MCGILL COLLEGE AVENUE O 26th FLOOR O MONTREAL, QUEBEC CANADA H3A 3N9
              TELEPHONE (514) 841 6400 O TELECOPIER (514) 841 6499

                                                              January 20, 2000

Optimal Robotics Corp.
4700 de la Savane
Suite 101
Montreal, Quebec
H4P 1T7

Gentlemen,

     In connection with the Registration Statement on Form F-3 (the "Registration Statement") filed by Optimal Robotics Corp. (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), which relates to (i) the 240,600 Class "A" shares (the "October 1996 Warrant Shares") of the Company which may be issued pursuant to the warrant (the "October 1996 Warrant") issued by the Company to Gerard Klauer Mattison & Co., LLC (now known as Gerard Klauer Mattison & Co., Inc. ("GKM")) on October 30, 1996 to acquire 240,600 Class "A" shares, and (ii) the 12,820 Class "A" shares (the "July 1996 Warrant Shares") of the Company which may be issued pursuant to warrants (the "July 1996 Warrants") issued by the Company on August 29, 1996 and which were subsequently acquired by GKM, entitling the holder to acquire 12,820 Class "A" shares, we have been requested to render our opinion as to the eligibility of the October 1996 Warrant Shares and the July 1996 Warrant Shares.

     In this connection, we have examined (i) the Registration Statement, (ii) an original, photocopy or conformed copy of the October 1996 Warrant, (iii) an original, photocopy or conformed copy of the July 1996 Warrants, as well as such other documents and corporate and public records as we have deemed relevant and necessary as the basis for the opinions herein expressed. We have also considered such questions of law as we have deemed relevant and necessary as the basis for the opinions herein expressed. In our examination of documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photostatic, reproduced or conformed copies, and the authenticity of all such latter documents. We have also assumed that the July 1996 Warrants were duly authorized by the Company pursuant to the directors' resolution which we reviewed and which was adopted under the laws of the Province of Ontario prior to the continuance of the Company under the Canada Business Corporations Act.

     Based on the foregoing, we are of the opinion that:

1. the October 1996 Warrant Shares, when issued for value pursuant to the due exercise of the October 1996 Warrant in accordance with its terms, will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company; and

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2.   the July 1996  Warrant  Shares,  when issued for value  pursuant to the due exercise of the July 1996 Warrants in accordance with their terms, will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

     We are qualified to practice law only in the Province of Quebec and do not purport to express any opinion herein concerning any law other than the laws of the Province of Quebec and the federal laws of Canada applicable to the opinions herein expressed. This opinion is addressed to you and is solely for your benefit and is not to be relied upon by any other person or for any purpose other than in connection with the filing of the Registration Statement.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.


                                               Yours very truly,

                                               /s/ Goodman Phillips & Vineberg